Exhibit (a)(1)(ii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt as to the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

If you sell or have sold or otherwise transferred all of your Ordinary Shares, please forward the Circular from the Company dated 29 October 2012 (the “Circular”), together with the accompanying documents (but not this personalised Tender Form), at once to the purchaser or transferee or to the bank, stockbroker or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, such documents should not be forwarded to or sent in or into Australia, Canada or Japan. If you sell or have sold only part of your holding of Ordinary Shares, you should retain these documents and consult the bank, stockbroker or other agent through whom the sale or transfer was effected.

The Tender Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, facsimile transmission, telex, telephone and e-mail) of interstate or foreign commerce of, or any facilities of a national securities exchange of Australia, Canada, Japan or any other jurisdiction where the mailing of the Circular into or inside such jurisdiction would constitute violation of the laws of such jurisdiction. Copies of the Circular and the Tender Form are not being and must not be mailed or otherwise distributed or sent in or into Australia, Canada, Japan or any other jurisdiction where the mailing of this Circular into or inside such jurisdiction would constitute violation of the laws of such jurisdiction, including to Shareholders with registered addresses in these jurisdictions or to persons whom the Company or the Counterparty Bank know to be trustees, nominees or custodians holding Ordinary Shares for such persons.

This Tender Form should be read in conjunction with the accompanying Circular dated 29 October 2012, the terms and Conditions of which form part of this Tender Form. Unless the context otherwise requires, the definitions used in the accompanying Circular apply in this Tender Form.

CSR plc

(incorporated and registered in England and Wales No. 04187346)

Return of Cash to Shareholders of CSR plc by way of a Tender Offer to purchase Ordinary Shares (including Ordinary Shares represented by American Depositary Shares) up to a maximum value of £176.69 million (US$285 million)

Tender Form

DO NOT COMPLETE OR RETURN THIS TENDER FORM IF YOU DO NOT WISH TO TENDER ANY ORDINARY SHARES

The Tender Offer in respect of Ordinary Shares will close at 3.00 p.m. (UK time), on 29 November 2012 unless extended by means of an announcement posted on the Company’s website, delivered through a Regulatory Information Service and filed with the SEC. IF YOU WANT TO TENDER ANY OR ALL OF YOUR ORDINARY SHARES IN THE TENDER OFFER, PLEASE SEND THIS TENDER FORM, TOGETHER WITH ANY SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE IN RESPECT OF THE ORDINARY SHARES TENDERED, BY POST OR (DURING NORMAL BUSINESS HOURS ONLY) BY HAND BY THE COMPANY’S REGISTRARS, EQUINITI LIMITED, ASPECT HOUSE, SPENCER ROAD, LANCING, WEST SUSSEX BN99 6DA SO AS TO BE RECEIVED BY NO LATER THAN 3.00 P.M. (UK TIME) ON 29 November 2012.

To participate in the Tender Offer, please complete page 3 of this Tender Form by following the corresponding instructions set out on pages 2 and 4 of this Tender Form. The full terms and Conditions of the Tender Offer are set out in the Circular.

Please read Part IV of the Circular, the terms of which are incorporated into and form part of this Tender Form.

If, in the Company’s determination (in their absolute discretion), the Tender Form has not been validly completed, the tender may not be accepted as a valid tender.

J.P. Morgan Cazenove, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for the Company as financial adviser and broker in connection with the Tender Offer and is not advising, or acting for, any other person and will not be responsible to any person other than the Company for providing the protections afforded to the clients of J.P. Morgan Cazenove or for providing advice in relation to the Tender Offer or any other matters or arrangements referred to or contained in this Circular.

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for the Company as financial adviser in connection with the Tender Offer and is not advising, or acting for, any other person and will not be responsible to any person other than the Company for providing the protections afforded to the clients of Goldman Sachs International or for providing advice in relation to the Tender Offer or any other matters or arrangements referred to or contained in this Circular.

Please read the Circular and this Tender Form carefully. If you have any questions with regard to the Tender Offer or on how to complete the Tender Form, please telephone the Shareholder Helpline on 0871 384 2050 (from inside the UK) and +44 121 415 0259 (from outside the UK). The helpline is available between the hours of 8.30 a.m. to 5.30 p.m. Monday to Friday (except UK public holidays). Please note that calls to the Shareholder Helpline numbers may be monitored or recorded. Calls to 0871 384 2050 are charged at 8 pence per minute from a BT landline (excluding VAT). Other service providers’ costs may vary. Calls to +44 121 415 0259 from outside the UK are chargeable at applicable international rates. Different charges may apply to calls made from mobile telephones. Please note that for legal reasons the Shareholder Helpline will only be able to provide information contained in the Circular and this Tender Form and will be unable to give advice on the merits of the Tender Offer or to provide legal, financial, investment or taxation advice.

HOW TO COMPLETE THIS FORM

1.	REGISTERED SHAREHOLDER DETAILS

If the name(s) or address(es) shown in Box 1 on page 3 are incorrect, please add the correct details in BLOCK CAPITALS into Box 4. Unless you complete Box 4 to indicate otherwise, this is the address to which your proceeds from the Tender Offer will be sent.

1A.	BALANCE OF ORDINARY SHARES

The number shown in Box 1A on page 3 is the total number of Ordinary Shares recorded against your name(s) on the register of members of the Company at close of business on 24 October 2012. This is provided for information purposes only. The number of Ordinary Shares that can be tendered in the Tender Offer must not exceed the number of Ordinary Shares held by you at 3.00 p.m. on the Ordinary Share Closing Date. There is no requirement to tender any Ordinary Shares in the Tender Offer.

1B.	CONTACT TELEPHONE NUMBER

In Box 1B, please provide a daytime telephone number including your full dialling code, in case of queries relating to the completion of this Tender Form.

2.	TENDERING ORDINARY SHARES

If you wish to tender Ordinary Shares in the Tender Offer, please complete Box 2 on page 3. If you wish to tender some or all of your Ordinary Shares at the Strike Price (the price in the Price Range at which the maximum number of Ordinary Shares can be repurchased at a total consideration not exceeding £176.69 million (US$285 million) please insert the number of Ordinary Shares that you wish to tender at the Strike Price in the box at the top of Box 2 on page 3. If you wish to tender some or all of your Ordinary Shares at one or more different prices in the Price Range, please insert the number of Ordinary Shares that you wish to tender next to the price or prices at which you wish to tender such Ordinary Shares. A single Ordinary Share may only be tendered at one price in the Price Range. All Ordinary Shares acquired by the Counterparty Bank under the Tender Offer will be purchased at the Strike Price.

2A.	TOTAL NUMBER OF ORDINARY SHARES TENDERED

Please conﬁrm the total number of Ordinary Shares that you wish to tender at the Strike Price or at one or more of the different prices in the Price Range. The total number of Ordinary Shares that can be tendered in the Tender Offer must not exceed the number of Ordinary Shares held by you at 3.00 p.m. on the Ordinary Share Closing Date. At the discretion of the Counterparty Bank, however, if you tender more than the number of Ordinary Shares held by you, either at the Strike Price or at a single price within the Price Range, the number of Ordinary Shares tendered will be reduced to the number of Ordinary Shares held by you. If you tender more Ordinary Shares than the number of Ordinary Shares held by you, at different prices, the number of Ordinary Shares tendered at each price may be scaled back pro rata until the total number of Ordinary Shares tendered equals the number of Ordinary Shares held by you. If you have tendered your Ordinary Shares at different prices and it is not possible to scale back pro rata your tender in equal proportions at each stated price, the excess shares will be deemed to be tendered one at a time at the highest price tendered.

3.	SIGNING THE TENDER FORM

If you wish to participate in the Tender Offer, you MUST sign Box 3 on page 3, regardless of which other Box(es) you complete. In the case of a joint holding, all the joint holders must sign. Before signing Box 3, you should take particular note of paragraph 4 of Part IV of the Circular. By signing this Tender Form, you will be deemed to have appointed the Counterparty Bank as attorney in respect of settlement of the purchase of your tendered Ordinary Shares by the Counterparty Bank.

3A.	INDIVIDUAL SIGNATURES

Each individual signing must do so in the presence of an independent witness, who must be over 18 years of age and should not be one of the joint registered holders or otherwise have any financial interest in the relevant Ordinary Shares or in the proceeds resulting from the execution of this Tender Form. The witness should state his or her name and address and sign where indicated. The same person may witness the signature of each joint holder. If this Tender Form is not signed by the registered holder(s), insert the name(s) and the capacity (e.g., executor(s)) of the person(s) signing this Tender Form. You should deliver evidence of your authority in accordance with the section headed “Further Notes” on page 4.

3B.	COMPANY SIGNATURES

A company incorporated in England and Wales or Scotland may affix its common seal, which should also be witnessed in accordance with its articles of association or other applicable regulation. Alternatively, a company to which the Companies Act 2006 applies may execute this Tender Form as a deed by two directors or by one director and the company secretary or by one director in the presence of a witness. If the holder is a company incorporated outside the UK, it may sign in accordance with the laws of its jurisdiction of incorporation.

4.	CHANGE OF ADDRESS DETAILS/ALTERNATIVE ADDRESS

If the address in the pre-printed Box 1 at the top of page 3 has changed or is incorrect, please complete Box 4 with your new/correct address. If you want your consideration and/or other documents to be sent to someone other than the first named registered holder at the address set out in Box 1 on page 3 (e.g., your bank manager or stockbroker), you should complete Box 4 (but not with an address in Australia, Canada or Japan) and indicate whether it is a change of address or an alternative address to which your proceeds from the Tender Offer and/or other documents should be sent.

5.	ANY QUESTIONS/FURTHER COPIES OF THIS TENDER FORM

If you have any questions on how to complete this Tender Form or you need further copies of the Tender Form, please telephone the Shareholder Helpline, details of which are set out on the front cover of this Tender Form.

DO NOT COMPLETE AND RETURN THIS FORM IF YOU DO NOT WISH TO TENDER ANY ORDINARY SHARES PLEASE FILL IN THIS FORM IN BLOCK CAPITALS IF YOU WISH TO TENDER ORDINARY SHARES Shareholder 1 Name and Address of Registered Holder(s) Reference Number 1A Number of Ordinary Shares held as at 24 October 2012: 1B Daytime Contact Telephone No.: I/We the undersigned have read the Circular. I/We 2 3 Execution by an Individual as a Deed (in the case of Joint Holders all tender to J.P. Morgan Cazenove, on the terms and must sign)/Execution by a Company subject to the conditions set out in the Circular and this Tender Form, the Ordinary Shares listed as Holder One Signature Witness Signature follows: 3A Strike No. of Ordinary shares tendered at the Price strike Price Address of Witness Name of Witness . Holder Two Signature Witness Signature Price (pence) No. of Ordinary shares tendered 3 3 5 Address of Witness Name of Witness 3 4 0 . 3 4 5 Holder Three Signature Witness Signature 3 5 0 Address of Witness Name of Witness 3 5 5 Holder Four Signature Witness Signature 3 6 0 3 6 5 Address of Witness Name of Witness 3 7 0 3B Execution by a Company as a Deed 3 7 5 Company name Affix Company Seal here if necessary Name of Director Signature of Director Name of Director/Secretary/Witness* Signature of Director/Secretary/Witness* *Delete as appropriate 4 Change of Address/Alternative Address New/correct registered address or alternative address to which consideration or returned documents should be sent, if not as set out above (to be written in BLOCK CAPITALS) Name and Address 2A Total Tick relevant box. Change of Address Alternative Address

FURTHER NOTES

1.	IF THE PERSON NAMED AS REGISTERED HOLDER (BOX 1) IS AWAY FROM HOME (E.G., ABROAD OR ON HOLIDAY) OR WHERE A POWER OF ATTORNEY HAS BEEN GRANTED

You should send this Tender Form by the quickest means (such as air mail) to the holder, but do not send it to Australia, Canada or Japan. If a Shareholder has executed a power of attorney, the attorney may sign this Tender Form. The original power of attorney (or a duly certified copy, as provided in the Powers of Attorney Act 1971) must be lodged with this completed Tender Form for noting. Equiniti will note the power of attorney and return it as directed. No other signatures will be accepted.

2.	IF THE SOLE REGISTERED HOLDER HAS DIED

If court confirmation, probate or letters of administration has/have been registered with Equiniti Limited at Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, this Tender Form must be executed by the personal representative(s) of the deceased in the presence of a witness, and lodged with Equiniti. If court confirmation, probate or letters of administration has/have been granted but have not been registered with Equiniti, the personal representative(s) should execute this Tender Form and forward it to Equiniti at the address above by post or (during normal business hours only) by hand or use the enclosed reply paid envelope. A copy of the court confirmation, probate or letters of administration must be lodged as soon as possible thereafter and, in any event, so as to be received by Equiniti by no later than 3.00 p.m. (UK time) on 29 November 2012.

3.	IF ONE OR MORE OF THE REGISTERED HOLDERS HAVE DIED

This Tender Form is valid if executed by all the surviving holders, each in the presence of a witness, and lodged with Equiniti at the address above, accompanied by the death certificate, court confirmation, probate or letters of administration in respect of the deceased joint holder.

4.	IF YOUR SHARE CERTIFICATE(S) ARE HELD BY YOUR STOCKBROKER, BANK OR OTHER AGENT

If your share certificates(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete this Tender Form and, if the share certificates(s) and/or other document(s) of title is/are readily available, arrange for the Tender Form to be lodged by such agent with Equiniti at the address above. If the share certificates(s) and/or other document(s) of title is/are not readily available, you should lodge the Tender Form with Equiniti at the address above duly completed together with a note saying “share certificates(s) and/or other document(s) of title to follow” and arrange for the share certificates(s) and/or other document(s) of title to be forwarded to Equiniti as soon as possible thereafter. It will be helpful for your agent to be informed of the full terms of the Tender Offer.

5.	IF YOU HAVE LOST ANY OF YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE

You should complete the Tender Form and send it together with a letter of explanation to Equiniti at the address above. You should then either call the Shareholder Helpline, details of which are set out on the front cover of this Tender Form, or write to Equiniti for a template letter of indemnity which should be completed and returned in accordance with the instructions given.